CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                         PROXY
____________________________________________________________________________


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998

The undersigned hereby appoints CHARLES W. MUELLER and JAMES C. THOMPSON, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 28, 1998 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

            NOMINEES FOR DIRECTOR - PAUL A. AGATHEN, DONALD E. BRANDT,
                                    JOHN L. HEATH, ROBERT W. JACKSON,
                                    CHARLES W. MUELLER, GARY L. RAINWATER,
                                    CHARLES J. SCHUKAI and THOMAS L. SHADE

Please vote, date and sign on the reverse side hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                             SEE REVERSE SIDE

                  - THANK YOU FOR YOUR PROMPT ATTENTION -

                         V FOLD AND DETACH HERE V

 X Please mark votes     This proxy will be voted as specified below.  If no
___ as in this example.  direction is made, this proxy will be voted FOR all nominees listed on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.

             FOR all nominees    WITHHOLD AUTHORITY   Holders of depositary
             (except as listed   all nominees         shares representing 1/4
             below)                                   of a share of 6.625%
ITEM 1                                                Cumulative Preferred
ELECTION OF      ___                ___               Stock direct Ameren
DIRECTORS                                             Services Company, as
                                                      depository agent for
FOR ALL EXCEPT: __________________________________    holders of depositary
                                                      shares, to appoint
                                                      proxies to vote as
                                                      indicated herein.

                                                     ATTENDANCE CARD
                                                     REQUESTED
                                                         ___

                                                                      SEE
                                                                      REVERSE
                                DATED ____________________ 1998       SIDE

                                ________________________________________
                                     SIGNATURE - Please sign exactly
                                         as name appears hereon.

                                ________________________________________
                                 CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                                Shares registered in the name of a Custodian or Guardian must be signed by such. Executors, administrators, trustees, etc. should so indicate when signing.